UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

Rouse Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35278	90-0750824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, Suite 2800 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 608-5108

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, Rouse Properties, Inc., a Delaware corporation (the “Company”), entered into a letter agreement with Brian Harper, the Executive Vice President of Leasing of the Company, relating to severance payment to Mr. Harper in the event that his employment with the Company is terminated without cause (the “Severance Letter”). Pursuant to the Severance Letter, if Mr. Harper is terminated by the Company without cause, Mr. Harper will be eligible to receive a severance payment equal to six months’ base salary and a pro-rated bonus for the year of termination.  In addition, if Mr. Harper is terminated by the Company without cause prior to the full vesting of the shares of restricted stock received by Mr. Harper upon commencement of his employment with the Company, such restricted stock will become fully vested upon such termination.  The foregoing description of the Severance Letter is qualified in its entirety by reference to the Severance Letter, included as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Severance Letter dated February 27, 2014, between Rouse Properties, Inc. and Brian Harper

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2014	ROUSE PROPERTIES, INC.

	By:	/s/ Susan Elman
Name: Susan Elman
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Letter dated February 27, 2014, between Rouse Properties, Inc. and Brian Harper